
                                                                                                                         EXHIBIT 21

                                                                                                 Jurisdiction of
    Name of Subsidiary                                                                            Incorporation
    ------------------                                                                          ----------------

    ADP Atlantic, Inc.                                                                              Delaware
    ADP Belgium CVA                                                                                  Belgium
    ADP Brasil Ltda.                                                                                 Brazil
    ADP Broker-Dealer, Inc.                                                                        New Jersey
    ADP Brokerage International Limited                                                          United Kingdom
    ADP Central, Inc.                                                                               Delaware
    ADP Claims Solutions Group, Inc.                                                                Delaware
    ADP Credit Corp.                                                                                Delaware
    ADP Dealer Services Ltd.                                                                         Canada
    ADP Dealer Services Deutschland GmbH                                                             Germany
    ADP Dealer Services Italia s.r.l.                                                                 Italy
    ADP East, Inc.                                                                                  Delaware
    ADP Employer Services GmbH                                                                       Germany
    ADP Europe S.A.                                                                                  France
    ADP Financial Information Services, Inc.                                                        Delaware
    ADP GSI S.A.                                                                                     France
    ADP Hollander, Inc.                                                                             Delaware
    ADP, Inc.                                                                                       Delaware
    ADP Integrated Medical Solutions, Inc.                                                          Delaware
    ADP Nederland B.V.                                                                           The Netherlands
    ADP Network Services International, Inc.                                                        Delaware
    ADP Network Services Limited                                                                 United Kingdom
    ADP of North America, Inc.                                                                      Delaware
    ADP of Roseland, Inc.                                                                           Delaware
    ADP Pacific, Inc.                                                                               Delaware
    ADP Payroll Services, Inc.                                                                      Delaware
    ADP Savings Association                                                                       Pennsylvania
    ADP South, Inc.                                                                                 Delaware
    ADP Tax Services, Inc.                                                                          Delaware
    ADP TotalSource Group, Inc.                                                                      Florida
    Audatex GmbH                                                                                   Switzerland
    Audatex Holding GmbH                                                                           Switzerland
    Audatex Deutschland Datenverarbeitungs GmbH                                                      Germany
    Automatic Data Processing Limited                                                              Australia
    Automatic Data Processing Limited                                                            United Kingdom
    Automatic Data Processing SPRL                                                                   Belgium
    Business Management Software Limited                                                         United Kingdom
    Canadian-Automatic Data Processing Services Ltd.                                                 Canada
    Cunningham Graphics International, Inc.                                                        New Jersey
    Cunningham Graphics International, S.A.                                                  British Virgin Islands
    GSI Transport Tourisme S.A.                                                                      France
    Health Benefits America                                                                           Utah
    Informex S.A.                                                                                    Belgium
    OMR Systems Corporation                                                                        New Jersey
    Wilco International Limited                                                                  United Kingdom

    In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of June 30, 2001.


                                         21